POWER OF ATTORNEY
Know all by these presents, that the
undersigned hereby constitutes and appoints
John A. Mongelluzzo, Douglas W. Campbell,
Linda Danner or Kimberly Stafford, signing
singly, the undersigned's true and lawful
attorney-in-fact to:
1.	prepare, sign, acknowledge, deliver
and file for and on behalf of the
undersigned, in the undersigned's
capacity as an officer and/or
director of MSC.Software Corporation
(the "Company"), Forms 3, 4, and 5
and any amendments thereof in
accordance with Section 16(a) of the
Securities Exchange Act of 1934 and
the rules there under, with respect
to securities or contracts of (or
with respect to) the Company, and
Form ID or other information to
secure an access and any other code
and/or CIK number to permit my filing
via EDGAR;
2.	do and perform any and all acts for
and on behalf of the undersigned that
may be necessary or desirable to
complete and execute any such Form 3,
4, or 5 and timely file such form
with the United States Securities and
Exchange Commission and any stock
exchange or similar authority;
3.	seek or obtain, as my representative
and on my behalf, information
concerning transactions in or with
respect to the Company's securities
from any third party, including
brokers, employee benefit plans
administrators and trustees, knowing
that I hereby authorize any such
person to release any such
information to the attorney-in-fact
and approve any such release of
information; and
4.	take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of
such attorney-in-fact, may be of
benefit to, in the best interest of,
or legally required by, the
undersigned, it being understood that
the documents executed by such
attorney-in-fact on behalf of the
undersigned pursuant to this Power of
Attorney shall be in such form and
shall contain such terms and
conditions as such attorney-in-fact
may approve in such attorney-in-
fact's discretion.
The undersigned hereby grants to each
such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney authorizes, but
does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 or any liability I may have with respect to transactions reported or reportable there under.
This Power of Attorney shall remain in
full force and effect until the earlier of (a) ten years from the date of this Power of Agreement or (b) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 4th day of October, 2005.

___/WILLIAM F. GRUN/__________________
Signature
__WILLIAM F. GRUN_____________________
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